Exhibit 2.2

           IN THE UNITED STATES BANKRUPTCY COURT
           FOR THE EASTERN DISTRICT OF VIRGINIA
                    ALEXANDRIA DIVISION

In re:                         )    Case No.  02-83984-SSM
                               )    Jointly Administered
US AIRWAYS GROUP, INC., et al.,)    Chapter 11
                               )    Hon. Stephen S. Mitchell
                               )
      Debtors.                 )


-------------------------------------------------------------------------------


                FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
           UNDER 11 U.S.C.ss.ss. 1129(a) AND (b) AND FED. R. BANKR.
    P. 3020 CONFIRMING THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF US
                            AIRWAYS GROUP, INC. AND
        ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION, AS MODIFIED


-------------------------------------------------------------------------------


           Upon the motion, dated December 27, 2002 (the "Motion"), of US Airways Group, Inc. ("Group"), and seven of its subsidiaries and affiliates (the "Affiliate Debtors"),1 debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"), for the entry of an order approving the Debtors' Disclosure Statement (as defined below); determining the treatment of certain claims for notice and voting purposes; establishing a record date for voting and solicitation purposes and procedures for filing objections to the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and Its Affiliated Debtors and Debtors-in- Possession (Docket No.
2062) (the "Original Plan")2 and temporary allowance of claims for voting purposes; and approving solicitation procedures for confirmation and seeking confirmation of the Plan (defined below); and based upon (i) the Court's review of the Certificate of Publication, the Affidavit of Mailing with Respect to Solicitation Materials (the "Logan Affidavit"), and the Declaration of Kathleen M.

-------------------

1 The Debtors are the following entities: US Airways Group, Inc., US Airways, Inc., Allegheny Airlines, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., MidAtlantic Airways, Inc., US Airways Leasing and Sales, Inc. and Material Services Company, Inc.

2 Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Original Plan. Any term used in the Original Plan or this order (the "Confirmation Order") that is not defined in the Original Plan or this Confirmation Order, but that is used in the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.


Logan Certifying the Voting on and Tabulation of Ballots Accepting and Rejecting the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and Its Affiliated Debtors and Debtors-in-Possession (the "Voting Report") (docket number 2912), each filed on March 17, 2003, (ii) the Memorandum of Law in Support of Confirmation of the Original Plan as modified by the modifications set forth herein (the "Plan"), a copy of which is attached hereto as Exhibit A., filed by the Debtors on March 17, 2003, (iii) the Declarations of David N. Siegel (the "Siegel Declaration"), Neal S. Cohen (the "Cohen Declaration"), John E. Luth (the "Luth Declaration"), and Randall
S. Eisenberg (the "Eisenberg Declaration") in support of Confirmation of the Plan filed by the Debtors on March 17, 2003, (iv) all of the evidence proffered or adduced at, objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing (as defined below), (v) the Notice of (A) Structure of Certain Aircraft Financing Deals Previously Approved by the Court and (B) Provisions Relating Thereto (Including Proposed Findings of Fact and Conclusions of Law Under Section 1145 of the Bankruptcy Code) To Be Included In Order Confirming Plan of Reorganization (Docket No. 2793), and
(vi) the entire record of these Chapter 11 Cases; and after due deliberation thereon and good and sufficient cause appearing therefor, the Court hereby makes the following findings of fact and conclusions of law.3

           THE COURT FINDS AND CONCLUDES THAT:

      A. Filing Of First Amended Plan. On January 17, 2003, the Debtors filed the Plan and the Disclosure Statement with Respect to First Amended Joint Plan of Reorganization of US Airways Group, Inc. and Its Affiliated Debtors and Debtors-in- Possession (as transmitted to parties-in-interest, the "Disclosure Statement").

      B. Solicitation Procedures Order. On January 17, 2003, the Court entered an order (the "Solicitation Procedures Order") that, among other things, (i) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017,
(ii) fixed March 18, 2003, as the date for the commencement of the hearing to consider confirmation of the Original Plan (the "Confirmation Hearing"), (iii) approved the form and method of notice of the Confirmation Hearing (the "Confirmation Hearing Notice"), and (iv) established certain procedures for soliciting and tabulating votes with respect to the Original Plan.

      C. Transmittal Of Solicitation Package. The Confirmation Hearing Notice, the Disclosure Statement, the Original Plan, the Solicitation Procedures

-------------------

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

Order, the Creditors' Committee's solicitation statement with respect to the Original Plan and, as to Classes Group-2, Group-4, Group-5, Group-6, USAI-2, USAI-5, USAI-6, USAI-7, Allegheny-4, Allegheny-5, Allegheny-6, PSA-4, PSA-5, PSA-6, Piedmont-4, Piedmont-5, Piedmont-6, MidAtlantic-3, MidAtlantic-4, MidAtlantic-5, US Airways Leasing-3, US Airways Leasing-4, US Airways Leasing-5, Material Services-3, Material Services-4 and Material Services-5 (collectively, the "Voting Classes"), a ballot and return envelope (such ballot and envelope being referred to as a "Ballot"), were transmitted in accordance with Fed. R. Bankr. P. 3017(d) and the Solicitation Procedures Order, all as set forth in the Logan Affidavit. In addition, as to Classes Group-7A and Group-7B, the Notice of No Distribution and Nonvoting Status With Respect to Holders of Existing Equity Securities of and Subordinated Securities Claims Against US Airways Group, Inc. was transmitted, also as set forth in the Logan Affidavit.

      D. Publication Of Confirmation Hearing Notice. The Debtors published the Confirmation Hearing Notice in The Wall Street Journal (Global Edition) and The New York Times (National Edition) on February 18, 2003, as evidenced by the Certificates of Publication made by Susan Sepiol of The Wall Street Journal (Docket No. 2728) and Cathy Zike of The New York Times (Docket No.
2729).

      E. Voting Report. On March 17, 2003, the Debtors filed the Voting Report (Docket No. 2912), certifying the method and results of the Ballot tabulation for each of the Voting Classes voting to accept or reject the Original Plan.

      F. Bankruptcy Rule 3018(a) Stipulations. Prior to the Confirmation Hearing, multiple motions were filed for temporary allowance of claims for voting purposes pursuant to Bankruptcy Rule 3018(a) (the "3018(a) Motions"). The 3018(a) Motions include:

      (a) Associated Aviation Underwriters, Inc. (Docket No. 2331) (Stipulation to be presented); (b) Bank of New York (Hillsborough County Airport Authority Bond Issuance) (Docket No. 2318) (withdrawn (Docket No. 2834)); (c) Bank of New York (Port Authority of New Jersey and New Jersey Bond Issuance) (Docket No. 2819) (withdrawn (Docket No. 2833));
      (d) C.I.T. Leasing Corporation, AUSA Life Insurance Company, and Sun Life Assurance Company of Canada (U.S.) (Docket No. 2332) (withdrawn (Docket No. 2937)); (e) Dallas/Fort Worth International Airport Board (Docket No. 2345) (withdrawn (Docket No. 2917)); (f) Dick Corporation (Docket No. 2610) (Stipulation to be presented); (g) Vincent D. DiFelice (Docket No. 2337/2460) (withdrawn (Docket No. 2859)); (h) Phillip H. Frazier (Docket No. 2303) (allowed to vote); (i) General Foods Credit Corporation, HNB Investment Corp. and Wells Fargo Northwest Bank, N.A. (Docket No. 2386) (withdrawn (Docket No. 2889)); (j) Marubeni America Corporation (Docket No. 2059) (withdrawn (Docket No. 2816)); (k) Metropolitan Washington Airports Authority (Docket No. 2328) (withdrawn (Docket No. 2861)); (l) Nashville International Airport (Docket No.
      2825) (withdrawn (Docket No. 2860)); (m) Sumitomo Mitsui Banking Corporation (Docket No. 2320) (withdrawn (Docket No. 2868)).

In addition, several stipulations were filed with the Court pursuant to Bankruptcy Rule 3018(a) (the "3018(a) Stipulations") in which several Claim holders and the Debtors stipulated and the Court ordered that certain Claims be temporarily allowed for voting purposes only, each of which has been incorporated in the results set forth in the Voting Report.

      G. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157(b)(2) and 1334(a)). The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. ss. 157(b)(2), and the Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

      H. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.

      I. Transmittal And Mailing Of Materials; Notice. Due, adequate and sufficient notice of the Disclosure Statement and Plan and of the Confirmation Hearing, along with all deadlines for voting on or filing objections to the Plan, has been given to all known holders of Claims in accordance with the procedures set forth in the Solicitation Procedures Order. The Disclosure Statement, Plan, Ballots, Solicitation Procedures Order, Confirmation Hearing Notice and the Creditors' Committee's solicitation statement with respect to the Plan were transmitted and served in substantial compliance with the Solicitation Procedures Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other bar dates and hearings described in the Solicitation Procedures Order was given in compliance with the Bankruptcy Rules and the Solicitation Procedures Order, and no other or further notice is or shall be required.

      J. Solicitation. Votes for acceptance or rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Solicitation Procedures Order, all other applicable provisions of the Bankruptcy Code, and all other rules, laws, and regulations.

      K. Ballots. All procedures used to distribute solicitation materials to the applicable holders of Claims and Interests and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court for the Eastern District of Virginia (Alexandria Division) and all other applicable rules, laws, and regulations.

      L. Impaired Classes That Have Voted To Accept The Plan. As evidenced by the Voting Report, which certified both the method and results of the voting, and the order dated March 18, 2003 allowing the Pension Benefit Guaranty Corporation to cast ballots to accept the Plan, all Voting Classes have accepted the Original Plan pursuant to the requirements of sections 1124 and 1126 of the Bankruptcy Code. Thus, at least one Impaired Class of Claims, determined without including any acceptance by an insider of any of the Debtors, has voted to accept the Plan with respect to each Debtor.

      M. Classes Deemed To Have Rejected The Plan. Classes Group-7A and Group-7B (the "Zero Distribution Classes") will receive no distribution under the Plan and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

      N. Burden Of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code, by a preponderance of evidence, which is the applicable evidentiary standard in this Court. The Court also finds that the Debtors have satisfied the elements of sections 1129(a) and (b) of the Bankruptcy Code under the clear and convincing standard of proof.

      O. Plan Compliance With Bankruptcy Code (11 U.S.C. ss. 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

           1. Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(1)). In addition to Administrative Claims and Priority Tax Claims (which are not required to be classified), Article III of the Plan designates between five
(5) and seven (7) Classes of Claims and one (1) or two (2) Classes of Interests for each of the Debtors. The Claims and Interests placed in each Class are substantially similar to other Claims or Interests in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

           2. Specification Of Unimpaired Classes (11 U.S.C.
ss. 1123(a)(2)). Section 4.1 of the Plan specifies the Classes of Claims and Interests that are Unimpaired. Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

           3. Specification Of Treatment Of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Section 4.2 of the Plan specifies the Classes of Claims and Interests that are Impaired under the Plan. Article V of the Plan specifies the treatment of Claims in all such Classes. Thus, the Plan satisfies section 1123(a)(3) of the Bankruptcy Code.

           4. No Discrimination (11 U.S.C. ss. 1123(a)(4)). The Plan provides for the same treatment by the relevant Debtor for each Claim in each respective Class unless the holder of a particular Claim has agreed to less favorable treatment with respect to such Claim. Thus, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

           5. Implementation Of Plan (11 U.S.C. ss. 1123(a)(5)). The Plan provides adequate and proper means for implementation of the Plan, including, without limitation, (a) the continued corporate existence of the Debtors (except to the extent that MidAtlantic becomes an operating division of USAI);
(b) the corporate constituent documents that will govern Reorganized Group and the other Reorganized Debtors after the Effective Date; (c) entry into the ATSB Loan and the Investment Agreement; (d) issuance of the New Equity; (e) provisions for the treatment of Postpetition Aircraft Obligations; and (f) the execution, delivery, filing or recording of all contracts, instruments, releases, indentures, and other agreements or documents related to the foregoing. Thus, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

           6. Prohibition Against Issuance Of Non-Voting Equity Securities And Provisions For Voting Power Of Classes Of Securities (11 U.S.C. ss. 1123(a)(6)). Section 7.6 of the Plan provides that the articles of incorporation of Reorganized Group will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Such statutory provisions have been incorporated into the articles of incorporation of Reorganized Group, as set forth in Plan Exhibit C-1.

           7. Selection Of Officers, Directors And The Trustee (11 U.S.C. ss. 1123(a)(7)). In the Plan, as identified publicly prior to the Confirmation Hearing, or as otherwise announced at the Confirmation Hearing, the Debtors properly and adequately disclosed or otherwise identified the procedures for determining the identity and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers or directors of the Reorganized Debtors. The appointment or employment of such individuals or entities and the proposed compensation and indemnification arrangements for officers and directors are consistent with the interests of Claimholders and with public policy. Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied.

           8. Additional Plan Provisions (11 U.S.C. ss. 1123(b)). The Plan's provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (a) distributions to holders of Claims, (b) the disposition of executory contracts and unexpired leases, (c) the retention of, and right to enforce, sue on, settle or compromise (or refuse to do any of the foregoing with respect to) certain claims or causes of action against third parties, to the extent not waived and released under the Plan, (d) resolution of Disputed Claims, (e) allowance of certain Claims, (f) indemnification obligations, (g) releases by the Debtors and Debtors-in-Possession, (h) releases by holders of Claims and Interests, and (i) the structure of various aircraft financing deals previously approved by the Court.

           9. Fed. R. Bankr. P. 3016(a). The Plan is dated and identifies the entities submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a).

      P. Debtors' Compliance With Bankruptcy Code (11 U.S.C. ss. 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code. The Debtors have complied with the applicable provisions of the Bankruptcy Code, including as provided or permitted by orders of the Court. The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices, and in soliciting and tabulating votes on the Plan.

      Q. Plan Proposed In Good Faith (11 U.S.C. ss. 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan. See Bankruptcy Rule 3020(b). The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of each of the Debtors and the recovery to Claimholders under the circumstances of these cases.

      R. Payments For Services Or Costs And Expenses (11 U.S.C. ss. 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, including all administrative expense and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. Any amounts allocated by the Debtors for the payment of such services, costs and expenses, or any recoveries or disgorgements subsequently ordered by the Court on account of payments to professionals prior to final allowance of such amounts shall constitute assets owned exclusively by Reorganized Group except as otherwise provided in Section 10.2(c) of the Plan.

      S. Directors, Officers, And Insiders (11 U.S.C. ss. 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code and have disclosed the initial officers of Reorganized Debtors. The Debtors have disclosed the manner for selection of the initial board of directors of Reorganized Group. The initial board of directors shall consist of fifteen
(15) directors: (i) eight (8) members designated by the Plan Sponsor; (ii) one
(1) member designated by ALPA in accordance with the terms of Group's collective bargaining agreement with ALPA; (iii) one (1) member designated by IAMAW; (iv) one (1) member designated in accordance with the Series 3 Class C Preferred Shares held by AFA and TWU; (v) one (1) member designated by CWA;
(vi) the chief executive officer of Reorganized Group; and (vii) at least two
(2) Independent Directors identified by the chief executive officer of Reorganized Group after consultation with the Creditors' Committee. In addition, on March 13, 2003, the Debtors filed the Notice of Designation of Individuals to Serve as Directors of Reorganized US Airways Group, Inc. and Reorganized US Airways, Inc. (Docket No. 2886), identifying the members of the board of directors designated by the respective designating parties in accordance with Section 7.2 of the Plan. The existing senior officers and members of the boards of directors of each of the Debtors other than Group shall continue to serve in their current capacities after the Effective Date; provided, however, that the new initial board of directors of Reorganized Group shall also be the initial board of directors of Reorganized USAI. On February 27, 2003, the Debtors filed a Summary of Management Compensation Plan as Exhibit A to the Plan that adequately discloses the compensation to be received by the Reorganized Debtors' management and directors. In it, the Debtors describe the approach to compensation, base salary information, annual cash incentive compensation, long term cash incentive compensation, stock options, benefits, and director compensation. No other compensation will be paid to insiders (other than the Debtors' non-management employees) except as described on Exhibit A to the Plan. In addition, the Debtors described various employee compensation and benefit programs and well as severance and indemnification agreements assumed by the Debtors on Plan Exhibit E-3 also filed on February 27, 2003. Accordingly, because the Debtors have fully disclosed compensation to be paid to management in the Summary and Plan Exhibit E-3, the requirements of section 1129(a)(5) of the Bankruptcy Code have been met.

      T. No Rate Changes (11 U.S.C. ss. 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

      U. Best Interests Test (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis in Appendix B to the Disclosure Statement, the Luth Declaration, the Eisenberg Declaration and evidence adduced at the Confirmation Hearing (1) are persuasive, credible and accurate as of the dates such evidence was prepared, presented, or proffered, (2) either have not been controverted by other persuasive evidence or have not been challenged, (3) are based upon reasonable and sound assumptions, (4) provide a reasonable estimate of the liquidation values of the Debtors upon conversion to a case under chapter 7 of the Bankruptcy Code, and (5) establish that each holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

      V. Acceptance By Impaired Classes (11 U.S.C. ss. 1129(a)(8)). All Impaired Classes in US Airways Group, Inc., US Airways, Inc., Allegheny Airlines, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., MidAtlantic Airways, Inc., US Airways Leasing and Sales, Inc. and Material Services Company, Inc. have voted to accept the Plan. Classes Group 7A and Group 7B are deemed to have rejected the Plan and, accordingly, confirmation as to Group is sought pursuant to 11 U.S.C. ss. 1129(b).

      W. Treatment Of Administrative And Priority Tax Claims And Other Priority Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Administrative Claims and Other Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

      X. Acceptance By Impaired Class (11 U.S.C. ss. 1129(a)(10)). Classes Group-2, Group-4, Group-5, Group-6, USAI-2, USAI-5, USAI-6, USAI-7, Allegheny-4, Allegheny-5, Allegheny-6, PSA-4, PSA-5, PSA-6, Piedmont-4, Piedmont-5, Piedmont-6, MidAtlantic-3, MidAtlantic-4, MidAtlantic-5, US Airways Leasing-3, US Airways Leasing-4, US Airways Leasing-5, Material Services-3, Material Services-4 and Material Services-5 are each Impaired Classes of Claims that have voted to accept the Plan and, to the best of the Debtors' knowledge, do not contain "insiders" of any significant magnitude. Thus, section 1129(a)(10) of the Bankruptcy Code is satisfied.

      Y. Feasibility (11 U.S.C. ss. 1129(a)(11)). The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The financial projections in Appendix C to the Disclosure Statement, the Siegel Declaration, the Cohen Declaration, the Luth Declaration and evidence proffered or adduced at the Confirmation Hearing
(i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any of the objections to the Plan, and (iii) establish that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or the Reorganized Debtors.

      Z. Payment Of Fees (11 U.S.C. ss. 1129(a)(12)). The Debtors have paid or, pursuant to Sections 1.1 and 2.1 of the Plan, will pay by the Effective Date fees payable under 28 U.S.C. ss. 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

      AA. Continuation Of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)). As required by section 1129(a)(13) of the Bankruptcy Code, Section 7.5 of the Plan provides that, following the Effective Date of the Plan, the payment of all retiree benefits (as defined in section 1114 of the Bankruptcy Code) will continue at the levels established pursuant to subsections (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the entry of this Confirmation Order, for the duration of the periods the Debtors have obligated themselves to provide such benefits, thereby satisfying section 1129(a)(13) of the Bankruptcy Code; provided, however, that during the Chapter 11 Cases, modifications to retiree benefits were made solely in accordance with the terms of the existing retiree benefit plans, and not as a result of subsections e(1)(B) or (g) of section 1114 of the Bankruptcy Code.

      AB. Section 1129(b)/Confirmation Of The Plan Over Nonacceptance Of Impaired Classes. The Zero Distribution Classes are Impaired Classes of Claims and Interests that are deemed to have rejected the Plan pursuant to 11 U.S.C. ss. 1126(g). Pursuant to section 1129(b) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that not all Impaired Classes have voted to accept the Plan. All of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8), with respect to such Classes, have been met. With respect to the Zero Distribution Classes, no holders of Claims or Interests junior to the holders of such Classes will receive or retain any property under the Plan on account of such Claims or Interests, and, as evidenced by the uncontroverted valuations and estimates contained in the Disclosure Statement and put into evidence of the Confirmation Hearing, no Class of Claims or Interests senior to any such Classes is receiving more than full payment on account of such Claims or Interests. Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code.

      AC. Principal Purpose Of Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. ss. 77e).

      AD. Modifications To The Plan. The modifications to the Original Plan described and/or set forth beginning at 59 hereof constitute technical changes and/or changes with respect to particular Claims by agreement with holders of such Claims, and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re- solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Original Plan.

      AE. Good Faith Solicitation (11 U.S.C. ss. 1125(e)). The Debtors and their agents, representatives, attorneys, and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Solicitation Procedures Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 11.8 of the Plan.

      AF. The Reorganized Debtors Will Not Be Insolvent Nor Left With Unreasonably Small Capital. As of the occurrence of the Effective Date and after taking into account the transactions contemplated by the Plan, on a consolidated basis (1) the fair saleable value of the property of the Reorganized Debtors will be not less than the amount that will be required to pay the probable liabilities on the Reorganized Debtors' then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Reorganized Debtors and (2) the Reorganized Debtors' capital is not unreasonably small in relation to their business or any contemplated or undertaken transaction.

      AG. Executory Contracts. The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article VIII of the Plan. Each pre- or post-Confirmation assumption or rejection of an executory contract or unexpired lease pursuant to Sections 8.1 and 8.2 of the Plan shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

      AH. Adequate Assurance. No non-Debtor party to any of the Assumed Contracts and Leases (as defined below) has objected to assumption of its contract or lease pursuant to the Plan. The Debtors have cured, or provided adequate assurance that the Reorganized Debtors will cure, defaults (if any) under or relating to each of the Assumed Contracts and Leases which are being assumed by the Debtors pursuant to the Plan.

      AI. Notices of Cure. Prior to the confirmation hearing, the Debtors distributed Notices of Cure to non-Debtor third parties to the Assumed Contracts and Leases. Certain of such parties have filed responses or objections to the Cure set forth in the applicable Notice of Cure. To the extent a party did not timely respond to the Notice, the amount set forth in the Notice shall be conclusive.

      AJ. Releases And Discharges. The releases and discharges of Claims and Causes of Action described in Article XI of the Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of holders of Claims, are fair, equitable, reasonable and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan: (1) is within the jurisdiction of the Court under 28 U.S.C. ss.ss. 1334(a), (b), and (d); (2) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (3) is an integral element of the transactions incorporated into the Plan; (4) confers material benefit on, and is in the best interest of, the Debtors, their estates and their creditors; (5) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in- interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and (6) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

      AK. Conditions To Confirmation. The conditions to Confirmation set forth in Section 12.1 of the Plan have been satisfied, waived or will be satisfied by entry of this Confirmation Order.

      AL. Conditions To Consummation. Each of the conditions to the Effective Date, as set forth in Sections 12.2 and 12.3 of the Plan, is reasonably likely to be satisfied. The conditions to the Effective Date, set forth in Sections
12.2 and 12.3 of the Plan, shall be subject to waiver by the Debtors in their sole discretion, such waiver to be reasonably acceptable to the Plan Sponsor and the ATSB, without any further notice to parties-in-interest or the Court and without a hearing.

      AM. Retention Of Jurisdiction. The Court properly may retain jurisdiction over the matters set forth in Article XIII of the Plan.

      AN. Agreements And Other Documents. The Debtors have made adequate and sufficient disclosure of: (1) the adoption of new or amended and restated certificates of incorporation and bylaws or similar constituent documents for Reorganized Group and the Reorganized Debtors; (2) the distributions to be made pursuant to the Plan; (3) the issuance for distribution, in accordance with the terms of the Plan, of the New Equity; (4) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (5) the adoption, execution and implementation of employment and indemnification agreements, and other employee plans and related agreements, including, without limitation, the Management Compensation Plan; and (6) the other matters provided for under the Plan involving the corporate structure of Reorganized Group.

      AO. ATSB Loan. The ATSB Loan is an essential element of the Plan and entry into the ATSB Loan is in the best interests of the Debtors, their estates and their creditors. The Debtors have exercised reasonable business judgment in determining to enter into the ATSB Loan on the terms and in the form set forth in Exhibit G to the Plan, or in a form substantially similar thereto. The Debtors have provided sufficient and adequate notice of the ATSB Loan, including any material modifications to the ATSB Loan or to the commitment letters with respect thereto, to all parties-in-interest, including, without limitation, the DIP Agent, the Plan Sponsor and the Creditors' Committee. All documents necessary to implement the Plan including, without limitation, the ATSB Loan, shall, upon execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

      AP. No Conflict. The financial accommodations being extended pursuant to the ATSB Loan are being extended in good faith and for legitimate business purposes. The execution of the ATSB Loan does not conflict with the terms of the Plan or this Order.

      AQ. GE Exit Liquidity Facility. No further action of this Court is required with respect to the GE Exit Liquidity Facility, which was approved on January 16, 2003, by entry of the Order Pursuant to 11 U.S.C. ss.ss. 105(a), 362, 363, 364, 365, 503, 1110 and Fed. R. Bankr. P. 9019 Authorizing the
Debtors to Enter into a Global Settlement, Including a DIP Liquidity Facility with General Electric Capital Corporation, Acting through its Agent GE Capital Aviation Services, Inc., GE Engine Services, Inc. and General Electric Company, Aircraft Engines Component and their Respective Affiliates (Docket No. 2025).

      AR. Additional Regional Jet Financing/Provision of Funding. In addition to the financing to be provided by GECC to the Debtors under the GE Global Restructuring Agreement, several of the Debtors' aircraft financiers, in exchange for favorable consideration by the Debtors in deciding to assume unexpired aircraft leases, have agreed to provide (1) commitments for RJ equity on terms and conditions agreed to by the parties or (2) provide additional sources of funding to assist US Airways in meeting existing leases obligations with such aircraft financiers.

      AS. Preservation Of Causes Of Action. It is in the best interests of the creditors and interestholders that the causes of action that are not expressly released under the Plan be retained by the Reorganized Debtors pursuant to
Section 7.12 of the Plan in order to maximize the value of the Debtors'
Estates.

      AT. Management Compensation Plan. The Management Compensation Plan is an essential element of the Plan and is necessary for maximizing the value of the Debtors' Estates. The terms of the Management Compensation Plan are fair and reasonable, and the Debtors have exercised their reasonable business judgment in providing such Management Compensation Plan. The allocation of equity pursuant to the Management Compensation Plan will be determined by the board of directors of Reorganized Group, which consists of members selected by the Debtors in consultation with the Creditors' Committee, the unions of which certain of the Debtors' employees are members, and the Plan Sponsor.

      AU. Election Pursuant to 11 U.S.C. ss. 1111(b). No secured creditor has elected the treatment provided by section 1111(b) of the Bankruptcy Code.

      AV. Aircraft Transactions. By order dated December 16, 2002, the Court authorized the Debtors to, among other things, restructure their existing aircraft financing arrangements by, inter alia, rejecting certain leases of aircraft, engines and related equipment (collectively, "Aircraft"), terminating the mortgages regarding and constructively surrendering certain owned Aircraft, and entering into new leases (the "New Leases") with respect to the subject Aircraft (Docket No. 1602) (the "Aircraft Transaction Approval Order"), all in accordance with and in order to effectuate the transactions contemplated by the term sheets attached thereto as Exhibits 2 through 5 (the "Term Sheets") (the "Aircraft Restructuring").

      AW. As a part of the Aircraft Restructuring and in (a) satisfaction of the secured claims against the Debtors with respect to owned Aircraft that are the subject of the Term Sheets and (b) partial satisfaction of the unsecured lease rejection claims against the Debtors with respect to leased Aircraft that are the subject of the Term Sheets (collectively, the "Aircraft Creditor Claims"), the Debtors have agreed that they may establish multiple liquidating trusts (each an "Aircraft Liquidating Trust" and collectively, the "Aircraft Liquidating Trusts") into which the Debtors, the owner trustees and indenture trustees, as applicable, may place certain interests in the Aircraft (the "Liquidation Trust Assets"), for distribution as set forth in Exhibit A to the Aircraft Transaction Notice (as defined below). Each Aircraft Liquidating Trust will have as its primary purpose the orderly liquidation of the Aircraft and related interests to be held by it, subject to the applicable New Lease.

      AX. On March 7, 2003, the Debtors filed and served their Notice of (A) Structure of Certain Aircraft Financing Deals Previously Approved By Court and
(B) Provisions Relating Thereto (Including Proposed Findings of Fact and Conclusions of Law Under Section 1145 of the Bankruptcy Code) to be Included in Order Confirming Plan of Reorganization (the "Aircraft Transaction Notice"), describing, among other things, (i) the proposed structure of the Aircraft Restructuring and the Aircraft Liquidating Trusts, (ii) the entities to be created by USAI to act as Aircraft Liquidating Trusts, and (iii) the certificates and interests in and of the Aircraft Liquidating Trusts (the "Liquidating Trust Certificates") to be distributed to holders of pass through trust certificates and equipment trust certificates (collectively, "PT Certificates") under the Debtors' existing Aircraft financing arrangements. Exhibit A to the Aircraft Transaction Notice, which describes certain of the Debtors' existing and proposed Aircraft financing arrangements, as modified in ss. 2(b) to correct a description of the structure of the Group B 1988 Aircraft Purchases as to which Wachovia Bank, National Association, acted as trustee, is attached hereto as Exhibit B and is incorporated herein and in the Plan by reference.

      AY. The Aircraft Restructuring and the transactions contemplated by the Aircraft Transaction Notice are an integral part and key component of the Debtors' strategy for emerging from chapter 11 pursuant to the Plan, and their implementation is necessary for consummation of the Plan.

      AZ. Aircraft Liquidating Trusts. Each of the Aircraft Liquidating Trusts, if and when established by USAI as contemplated by the Aircraft Transaction Notice (and if and when executed by the parties to the applicable liquidating trust agreement) (each a "Liquidating Trust Agreement"), will be an affiliate of the Debtors (within the meaning and solely for purposes of sections 1125(e) and 1145(a) of the Bankruptcy Code) and, following the transfer of the Liquidation Trust Assets to, and the distribution of Liquidating Trust Certificates of, the Aircraft Liquidating Trusts, will constitute a successor of the Debtors under the Plan (within the meaning and solely for purposes of sections 1125(e) and 1145(a) of the Bankruptcy Code).

      BA. While the Debtors are not direct obligors on the currently outstanding PT Certificates, USAI is deemed to be the issuer of such PT Certificates for purposes of the Securities Act of 1933, as amended (15 U.S.C. ss. 77e) (the "Securities Act"), and the entities that issued such PT Certificates rely on USAI as the source of funds for payment of such PT Certificates. Accordingly, the holders of the PT Certificates are holders of claims against a Debtor for purposes of section 1145 of the Bankruptcy Code.

      BB. To the extent, if any, that Liquidating Trust Certificates or any of the interests of holders of the Aircraft Creditor Claims in any of the Aircraft Liquidating Trusts (or the respective trust estates thereof) (collectively, with the Liquidating Trust Certificates, the "Beneficial Trust Interests") constitute "securities," the offer, sale, issuance and/or distribution of the Beneficial Trust Interests has been duly authorized. To the extent that an "offer or sale" of the Beneficial Trust Interests may be deemed to have occurred, such offer or sale is under the Plan and in exchange for claims against one or more of the Debtors, or principally in exchange for such claims and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code. In addition, under section 1145 of the Bankruptcy Code, to the extent, if any, that the Beneficial Trust Interests constitute "securities," the offering, sale, issuance and distribution of the Beneficial Trust Interests is exempt from the requirements of section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities ("State Registration Requirements").

      BC. Distributions of New Equity. Any distributions of New Equity as contemplated by the Plan by the Debtors and by the Trustees (as defined in subparagraph (i) below) are exempt from the requirements of section 5 of the Securities Act and State Registration Requirements:

      (1) by virtue of section 1145 of the Bankruptcy Code, as to distributions to holders of claims (including, without limitation, to (A) employees covered by collective bargaining agreements and/or labor unions or Designated Representatives representing such employees, (B) GECC, (C) various owner trustees, security trustees, indenture trustees, mortgagees and pass through trustees (collectively, the "Trustees"), and (D) beneficial holders of claims against the Trustees; and

      (2) by virtue of section 1145 of the Bankruptcy Code, as to distributions to the Plan Sponsor that are made in exchange for the Plan Sponsor's DIP Facility Claims.

      BD. Re-Sale Under 1145. The New Equity, the Liquidating Trust Certificates and the Beneficial Trust Interests, if any, that are issued in reliance on section 1145 of the Bankruptcy Code may be resold by the holders thereof without registration unless the holder is an "underwriter" with respect to such securities, as defined in section 1145(b)(1) of the Bankruptcy Code. The Trusts and the Aircraft Liquidating Trusts are not underwriters within the meaning of section 1145 of the Bankruptcy Code.

      BE. Defined Benefit Plans. The Debtors sponsor seven defined benefit pension plans ("Defined Benefit Plans") covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. ss.ss. 1301-1461 (2000). On January 30, 2003, U.S. Airways, the contributing sponsor and the Plan Administrator of the Retirement Income Plan for Pilots of US Airways ("Pilots Plan"), proceeding in accordance with 29 U.S.C. ss.ss. 1341(a)(2), (c)(1)(A) and 29 C.F.R. ss. 4041.43, provided affected parties with 60-day advance notice of its intent to terminate the Pilots Plan with a termination date of March 31, 2003. The Debtors intend to continue the remaining six Defined Benefit Plans. As part of their continuation of the Defined Benefit Plans, the Debtors intend to satisfy the minimum funding standards under ERISA and the Internal Revenue Code, pay all PBGC insurance premiums, and administer and operate the Defined Benefit Plans in accordance with their terms and ERISA. The Plan provides that the remaining six Defined Benefit Plans will be continued by the Reorganized Debtors. Accordingly, the PBGC and the Debtors agree that no claims under 29 U.S.C. ss. 1362 have arisen during the bankruptcy.

           ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

           1. Confirmation. The Plan, which consists of the Original Plan and the modifications set forth in paragraph 59 hereof and Exhibit B hereto, which are hereby incorporated into and constitute a part thereof, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the exhibits thereto (in the final form thereof to be filed on or before the Effective Date) are incorporated by reference into and are an integral part of the Plan and this Confirmation Order.

           2. Objections. All Objections to confirmation of the Plan that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

           3. Provisions Of Plan And Order Nonseverable And Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

           4. Plan Classification Controlling. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors or interestholders in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Interests under the Plan for distribution purposes, (c) may not be relied upon by any creditor or interest holder as representing the actual classification of such Claims or Interests under the Plan for distributions purposes, and (d) shall not be binding on the Reorganized Debtors, the Estates or the Debtors.

           5. Effects Of Confirmation; Immediate Effectiveness; Successors And Assigns. The stay contemplated by Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order. Subject to the provisions of Sections 12.1, 12.2 and
12.3 of the Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan (including the Plan Exhibits and all documents and agreements executed pursuant to the Plan) and this Confirmation Order are deemed binding upon (a) the Debtors, (b) the Reorganized Debtors, (c) all holders of Claims against and Interests in the Debtors, whether or not Impaired under the Plan and whether or not, if Impaired, such holders accepted the Plan, (d) each Person acquiring property under the Plan, (e) any other party-in- interest, (f) any Person making an appearance in these Chapter 11 Cases, and (g) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians.

           6. Continued Corporate Existence; Vesting Of Assets. Except as otherwise provided in the Plan, each Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated and pursuant to the respective Certificate of Incorporation and Bylaws in effect prior to the Effective Date, except to the extent (a) such Certificate of Incorporation and Bylaws are amended by the Plan and (b) MidAtlantic becomes an operating division of USAI. Except as otherwise explicitly provided in the Plan or in this Confirmation Order, including, without limitation, Sections 9.6 and 11.1 of the Plan and the Plan Modifications set forth herein, on the Effective Date all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to the Plan or an order of the Court) shall revest in each of the Reorganized Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and interests of creditors and equity security holders. As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Court, free of any restriction of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.

           7. Intercompany Claims and Interests. The treatment of Intercompany Claims and Interests provided in Section 5.9 of the Plan is approved in its entirety.

           8. Release Of Liens. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, including the ATSB Loan documents, on the Effective Date and/or concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged (except to the extent Reinstated under the Plan), and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.

           9. Retained Assets. To the extent the succession to assets of the Debtors by the Reorganized Debtors pursuant to the Plan are deemed to constitute "transfers" of property, such transfers of property to Reorganized Debtors and any transfers of property to the Aircraft Liquidating Trusts (a) are or shall be legal, valid, and effective transfers of property, (b) vest or shall vest the Reorganized Debtors or the Aircraft Liquidating Trusts, as applicable, with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order, (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) do not and shall not subject the Reorganized Debtors or the Aircraft Liquidating Trusts to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

           10. Discharge, Releases, Limitations Of Liability And Indemnification. The discharge of the Debtors and any of their assets or properties provided in Section 11.2 of the Plan, the releases set forth in Sections 11.4 and 11.5 of the Plan, and the exculpation and limitation of liability provisions set forth in Section 11.8 of the Plan, are deemed incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety.

           11. Injunction. Except as otherwise specifically provided in the Plan and except as may be necessary to enforce or remedy a breach of the Plan, the Debtors, and all Persons who have held, hold or may hold Claims or Interests and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from: (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or Claim against Reorganized Group or any other Reorganized Debtor, which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or Claim against Reorganized Group or any other Reorganized Debtor, which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or Claim against Reorganized Group or any other Reorganized Debtor, which they possessed or may possess prior to the Effective Date, and
(d) asserting any Claims that are released hereby.

           12. Automatic Stay. The stay in effect in Chapter 11 Cases pursuant to section 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in the preceding paragraph and/or sections 524 and 1141 of the Bankruptcy Code; provided, however, that nothing herein shall bar the filing of financing documents (including uniform commercial code financing statements, security agreements, leases, mortgages, trust agreements, bills of sale, and applications for aircraft registration) or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order prior to the Effective Date; provided, further, however, that notwithstanding the foregoing, the automatic stay afforded by section 362(a) of the Bankruptcy Code shall continue in effect beyond the Effective Date with respect to Aircraft Equipment subject to continuing agreements executed pursuant to section 1110 of the Bankruptcy Code as provided in the Plan and if such agreements so provide.

           13. Matters Relating To Implementation Of The Plan; General Authorizations. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. In addition to the authority to execute and deliver, adopt, assign, or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code, no action of the stockholders or boards of directors of the Debtors, the Reorganized Debtors, or the Aircraft Liquidating Trustees shall be required for the Debtors or the Reorganized Debtors to: (a) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Plan, and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor and enforceable against such Reorganized Debtor in accordance with its terms; (b) issue for distribution or reserve for issuance in accordance with the terms of the Plan, the New Equity (upon such issuance, all such shares shall be duly authorized and validly issued, fully paid, nonassessable and not subject to pre-emptive or similar or similar rights of third parties) and the Liquidating Trust Certificates; or
(c) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan. Each of (x) the President and Chief Executive Officer, (y) the Executive Vice President - Finance and Chief Financial Officer, and (z) the Executive Vice President - Corporate Affairs and General Counsel of Group, or their respective designees, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order and any and all documents or transactions contemplated by the Plan or this Confirmation Order, all without further application to or order of the Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Solicitation Procedures Order, this Confirmation Order or the exhibits or appendices to any of the foregoing, and the signature of such officer on a document shall be conclusive evidence of the officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order or other documents or transactions contemplated by the Plan or this Confirmation Order. The secretary or any assistant secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

           14. Directors And Officers Of Reorganized Debtors. The Court approves the appointment of the initial directors of Reorganized Group, as disclosed at or prior to the Confirmation Hearing, as of and immediately following the Effective Date. The existing members of the boards of directors of each of the Debtors other than Group shall continue to serve in their current capacities after the Effective Date, provided, however, that the new initial board of directors of Reorganized Group shall also be the initial board of directors of Reorganized USAI. The existing senior officers of the Debtors shall serve in the same capacities after the Effective Date. Notwithstanding any otherwise applicable non-bankruptcy law, the initial term for each director of Reorganized Group shall be for an initial term for a period from the Effective Date through the date of the annual meeting that first occurs after a date which is one (1) year after the Effective Date. Each such director and officer shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such director's or officer's earlier death, resignation or removal in accordance with the terms of the Plan, the Certificates of Incorporation and Bylaws or similar constituent documents of the applicable Debtor and applicable law.

           15. Approval Of Employment, Retirement, Indemnification, And Other Related Agreements And Incentive Compensation Programs. Pursuant to section 1142(b) of the Bankruptcy Code, without further action by the Court or the stockholders or board of directors of Reorganized Group, and without limiting the power of authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (a) maintain, amend, or revise existing employment, retirement, indemnification, and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, and other plans for such Persons, subject to the terms and conditions of any such agreement, and subject to Section 8.1(c) of the Plan;
(b) enter into new employment, retirement, indemnification, and other agreements for active directors, officers, and employees, and retirement income plans, welfare benefits plans, and other plans for active and retired directors, officers, and employees, including, without limitation, the Management Compensation Plan; and (c) make all payments under the Management Compensation Plan as set forth therein.

           16. ATSB Loan. The provisions of Section 7.8 of the Plan are approved in their entirety. Specifically, the terms of the ATSB Loan, in substantially the form set forth in the ATSB Loan documents filed as Exhibit G to the Plan, are hereby approved. Reorganized USAI and, to the extent necessary, the other Reorganized Debtors are hereby authorized to execute such ATSB Loan documents as modified on or prior to the Effective Date of the Plan, together with such other documents as the any of the ATSB Loan lenders may reasonably require in order to effectuate the treatment afforded to such parties under the ATSB Loan without further approval of the board of directors.

           17. Exemption From Certain Taxes And Recording Fees. Pursuant to
section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security, or the making, delivery, filing or recording of any instrument of transfer under, or in connection with, the Plan shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax or similar tax. Furthermore, and without limiting the foregoing, any transfers from a Debtor to a Reorganized Debtor or to any other Person (including, without limitation, the Aircraft Liquidating Trusts) pursuant to the Plan or pursuant to any agreement regarding the transfer of title to or ownership of any of the Debtors' aircraft in the United States or the entry into any new or amended lease of an aircraft will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, Federal Aviation Administration filing or recording fee or other similar tax or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Court shall retain specific jurisdiction with respect to these matters.

           18. Assumptions. The executory contract and unexpired lease provisions of Article VIII of the Plan are approved. Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan or in an agreement pursuant to section 1110 of the Bankruptcy Code and approved by this Court, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume, as indicated, each Interline Agreement not listed on Plan Exhibit E-1, each Industry Practice Agreement not listed on Plan Exhibit E-2, each Employee-Related Agreement listed on Plan Exhibit E-3, each Other Executory Contract and Unexpired Lease listed on Plan Exhibit E-4, and each Intercompany Executory Contract and Intercompany Unexpired Lease not listed on Plan Exhibit E-5 (collectively, the "Assumed Contracts and Leases"); provided, however, that as set forth in Section
8.2(b) of the Plan, the Debtors shall have the right, at any time prior to the Effective Date, to modify or supplement Plan Exhibits E-1 through E-5; further provided, however, that the Debtors may designate an effective date of rejection of an executory contract or unexpired lease after the Effective Date provided such designation is made prior to the Effective Date. Each of the Assumed Contracts and Leases shall be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Tax Sharing Agreement, if and as amended, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, that any amounts due and owing between or among any of the Debtors pursuant to the Tax Sharing Agreement shall be released and extinguished except as otherwise provided in the amendment to the Tax Sharing Agreement. Any aircraft leases that are referred to in the GE Global Restructuring Agreement as leases that may be rejected shall only be rejected subject to the terms of the GE Global Restructuring Agreement, and those aircraft leases in which GECC has an interest that are generally described in the GE Global Restructuring Agreement that are not rejected in accordance with or as contemplated by the GE Global Restructuring Agreement shall be deemed automatically assumed, as modified (if applicable), on the Effective Date. In addition, notwithstanding the foregoing and as set forth in the modification to Section 8.1(d) of the Original Plan, the IP Agreements, the IP Contracts (each as defined in the General Notes to Plan Exhibit E-4) and the insurance policies (as described in the General Notes to Plan Exhibit E-4) to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such an agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, or (iii) is otherwise rejected pursuant to the terms of the Plan. Listing a contract or lease on Plan Exhibits E-1 through E-5 shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder.

           19. Cure Amount Notices. This Confirmation Order shall constitute an order approving the assumptions described in Section 8.1 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. To the extent they have not already done so prior to the Confirmation Hearing, within five business days of the Effective Date, the Debtors or Reorganized Debtors shall provide notice to each party whose executory contract or unexpired lease is being assumed pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the name of the proposed assignee, if any; (c) the proposed cure amount ("Cure Amount Claim"), if any, that the applicable Debtor or Reorganized Debtor believes it (or its assignee) would be obligated to pay in connection with such assumption; and (d) the procedures for such party to object to the assumption of the applicable contract or lease or the amount of the proposed Cure Amount Claim (the "Cure Amount Notice"). In the event a party fails to file and serve a timely objection to the Cure Amount Notice, the Cure Amount stated in the Cure Amount Notice shall be conclusive and the Reorganzied Debtors may assume and/or assign the unexpired lease or executory contract without further order of Court. If a timely objection is filed, the Court shall determine the Cure and the propriety of the assumption or assignment in accordance with the Plan at the next scheduled omnibus hearing scheduled not earlier than five (5) business days after filing of the objection. To the extent not already provided prior to the Confirmation Hearing, the Cure Amount Notice shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference and shall be served on each non-Debtor party to an executory contract or unexpired lease. In the event the Court determines that the Cure Amount is higher than that amount proposed by the Debtors, the Debtors may reject the executory contract or unexpired lease notwithstanding the occurrence of the Effective Date.

           20. Cure Amount Notices Distributed Prior To The Confirmation Hearing. With respect to the parties who received a Cure Amount Notice prior to the Confirmation Hearing, but did not object or otherwise respond to the Cure Amount Notice prior to the Confirmation Hearing, the Cure Amount Claim shall be fixed as set forth in the Cure Amount Notice, and the payment of Cure, if any, with respect thereto shall be made in accordance with the terms of the Plan and this Confirmation Order. The Cure Amount Claim with respect to parties who did object or otherwise respond to the Cure Amount Notice prior to the Confirmation Hearing shall be established by the Court in accordance with the procedures for resolving such disputes set forth in the Plan and this Confirmation Order. In the event the Court determines that the Cure Amount is higher than that amount proposed by the Debtors, the Debtors may reject the executory contract or unexpired lease notwithstanding the passage of the Effective Date.

           21. Payment Of Cure Amount Claims. The provisions (if any) of each Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease to be assumed under the Plan that are or may be in default shall be satisfied solely by Cure. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or Airways Assurance Limited LLC.

           22. Special Provisions Relating to Assignment of Airport Agreements. If required to obtain issuance of the ATSB guarantee or closing or funding of the ATSB-guaranteed loan, the Debtors are authorized to assume airport use agreements and/or leases (each an "Airport Agreement," and, collectively, the "Airport Agreements") and assign such Airport Agreements to newly formed wholly owned subsidiaries of USAI by serving a notice (a "Notice of Assumption and Assignment"), at any time prior to the Effective Date, upon the non-debtor parties to such Airport Agreements and parties with interests in the Airport Agreements. If the Debtors do not receive an objection to a Notice of Assumption and Assignment within five (5) business days after the Debtors' service thereof, the Debtors may assume and assign such Airport Agreement to the particular wholly-owned subsidiary without further order of the Court. If the Debtors receive a timely objection to the assumption and assignment of an Airport Agreement, a hearing to determine whether the Debtors may assume and assign such Airport Agreement shall be held before the Court at the next regularly scheduled omnibus hearing date at least five (5) business days following the filing of such objection. Nothing contained herein shall prejudice the rights of any party to object to the assumption and assignment of an Airport Agreement on any grounds.

           23. Rejections. Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement entered into in connection with the Plan or in an agreement pursuant to section 1110 of the Bankruptcy Code and approved by this Court, on the Effective Date, or as otherwise set forth on Plan Exhibits E-1 through E-5, each Interline Agreement listed on Plan Exhibit E-1, Industry Practice Agreement listed on Plan Exhibit E-2, Employee-Related Agreement not listed on Plan Exhibit E-3, Other Executory Contract and Unexpired Lease not listed on Plan Exhibit E-4, and Intercompany Executory Contract and Intercompany Unexpired Lease listed on Plan Exhibit E-5 (collectively, the "Rejected Contracts and Leases") shall be rejected pursuant to section 365 of the Bankruptcy Code; provided, however, that as set forth in
Section 8.2(b) of the Plan, the Debtors shall have the right, at any time prior to the Effective Date, to modify or supplement Plan Exhibits E-1 through E-5. All of the Rejected Contracts and Leases shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. This Confirmation Order shall constitute an order approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date; provided, however, that to the extent that a prior order provides that a contract or lease was to be rejected upon notice, to the extent such notice has not been given as of the entry of this Confirmation Order, such order shall remain enforceable and shall control the rejection of such contract or lease. In addition, notwithstanding the foregoing and as set forth in the modification to Section 8.1(d) of the Original Plan, the IP Agreements, the IP Contracts (each as defined in the General Notes to Plan Exhibit E-4) and the insurance policies (as described in the General Notes to Plan Exhibit E-4) to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such an agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, or (iii) is otherwise rejected pursuant to the terms of the Plan.

           24. DIP Facility Claim/Plan Sponsor Claim. On the Effective Date, the DIP Facility Claim and the Plan Sponsor Claim shall be Allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders or the Plan Sponsor, with notice to the Creditors' Committee and the ATSB, not less than five (5) days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility and the Plan Sponsor Claim shall be paid in full in Cash on the Effective Date; provided, however, that with respect to letters of credit issued under separate letter of credit facilities or agreements, such letters of credit shall remain in place and shall remain cash collateralized. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations shall be, and shall for all purposes be deemed to be, cancelled and of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors' obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to satisfy, cancel and/or extinguish such publicly-filed liens and/or security interests.

           25. Professional Claims And Final Fee Applications. All final requests for payment of Professional Claims and Key Ordinary Course Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Court, the allowed amounts of such Professional Claims and Key Ordinary Course Professional Claims shall be determined by the Court. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and Key Ordinary Course Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. In accordance with section 10.2(b) of the Plan, each Professional and Key Ordinary Course Professional shall estimate fees and expenses due for periods that have not been billed as of the anticipated Effective Date and deliver such estimate to the Debtors, counsel for the Debtors, the Plan Sponsor and the Creditors' Committee. Within forty-five (45) days after the Effective Date, a Professional or Key Ordinary Course Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such Professional is insufficient, disgorged by such Professional. On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Court. When all Professional Claims and Key Ordinary Course Professional Claims have been paid in full pursuant to a final order, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals or Key Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for such services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals and Key Ordinary Course Professionals in the ordinary course of business.

           26. Substantial Contribution Compensation And Expenses Bar Date. Any person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code must file an application with the Clerk of the Court, on or before the forty-fifth (45th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors and the Plan Sponsor and as otherwise required by the Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

           27. Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in paragraphs 25 and 26, and in the final sentence of this paragraph 27 must be filed with the Claims Agent, Logan & Company, Inc., and served on counsel for the Debtors, the Plan Sponsor and the Post-Confirmation Committee no later than forty-five (45) days after the Effective Date. Any such request for payment of an Administrative Claim that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Reorganized Debtors or the Debtors object to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is (a) for goods or services (including wages, salaries, commissions, and trade payables) paid or payable by the Reorganized Debtors or the Debtors in the ordinary course of business, (b) previously has been Allowed by final order of the Court, or (c) is required to be made in accordance with the terms and provisions of the GE Global Restructuring Agreement.

           28.  Bar Date For Rejection Damage Claims And Related
Procedures. If the rejection by the Debtors, pursuant to the Plan or otherwise, of an Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors, the Reorganized Debtors or the Plan Sponsor or such entities' properties unless a Proof of Claim is filed with the Debtors' Claims agent, Logan & Company, Inc., and served upon counsel to the Debtors, the Plan Sponsor, the Creditors' Committee or Post- Confirmation Committee, as applicable, and the ATSB within thirty (30) days after service of the earlier of (a) notice of this Confirmation Order and occurrence of the Effective Date or (b) other notice that the executory contract or unexpired lease has been rejected; provided, however, that the foregoing requirement to file a Proof of Claim shall not be applicable to any such Claim that was previously allowed by Final Order of the Court.

           29. Exemption From Securities Laws. The provisions of section 1145 of the Bankruptcy Code are applicable to the issuance and distribution of the New Equity and, to the extent they constitute "securities", to the issuance and distribution of the Beneficial Trust Interests by the Debtors, the Aircraft Liquidating Trusts and the Trustees. Therefore, to the extent that an "offer or sale" is deemed to have occurred, any such securities are exempt from the requirements of section 5 of the Securities Act and State Registration Requirements. Pursuant to and to the fullest extent permitted by section 1145 of the Bankruptcy Code, the resale of any securities issued under the Plan shall be exempt from section 5 of the Securities Act and any State Registration Requirements.

           30. Formation Of And Provisions Regarding The Aircraft Liquidating Trusts.

                (a) Exhibit A to the Aircraft Transaction Notice is incorporated herein and in the Plan by reference, the transactions described in it and contemplated by it are approved if the Debtors elect to implement them, and the offer, sale, issuance or distribution of Beneficial Trust Interests contemplated by it are approved and exempt from the requirements of section 5 of the Securities Act and State Registration Requirements.

                (b) Each of the Aircraft Liquidating Trusts may be established on or after the Effective Date in accordance with this Confirmation Order and on the terms set forth in the Aircraft Transaction Notice and the applicable Liquidating Trust Agreement.

                (c) Each of the Aircraft Liquidating Trusts, when established pursuant to the terms set forth in the Aircraft Transaction Notice and the applicable Liquidating Trust Agreement, will be an affiliate of the Debtors (within the meaning and solely for purposes of sections 1125(e) and 1145(a) of the Bankruptcy Code) and, following any transfer of the Liquidation Trust Assets to, and any distribution of Liquidating Trust Certificates of, the Aircraft Liquidating Trusts, will constitute a successor of the Debtors under the Plan (within the meaning and solely for purposes of sections 1125(e) and 1145(a) of the Bankruptcy Code), and the offering, sale, issuance and/or distribution of the Beneficial Trust Interests to the direct or indirect holders of the Aircraft Creditor Claims or holders of PT Certificates as contemplated by Exhibit A to the Aircraft Transaction Notice is exempt from the requirements of section 5 of the Securities Act of 1933 and State Registration Requirements.

                (d) Each of the Aircraft Liquidating Trusts may, among other things, (i) administer the Liquidation Trust Assets and (ii) make all distributions to the holders of the Beneficial Trust Interests in accordance with the terms of the applicable Liquidating Trust Agreement.

                (e) On or after the Effective Date, the Liquidation Trust Assets, if any, shall vest in the Aircraft Liquidating Trusts for the benefit and on behalf of the direct or indirect beneficial holders of the Aircraft Creditor Claims and the holders of the PT Certificates in accordance with this Order and the terms of the applicable Liquidating Trust Agreements.

                (f) Notwithstanding anything herein to the contrary, (i) the Debtors in their sole and absolute discretion reserve the right not to proceed with or utilize the financing structures described herein and in Exhibit A to the Aircraft Transaction Notice and (ii) the parties shall have the right to modify such structures.

           31. Approval Of Aircraft Liquidating Trust Trustees. The appointment of each of the applicable Liquidating Trustees under the Aircraft Liquidating Trust Agreements is hereby approved, and the Liquidating Trustees of each of the Aircraft Liquidation Trusts, if any, is hereby authorized to carry out all duties as set forth in this Order and the applicable Liquidation Trust Agreement.

           32. Registration Rights Agreement. Without limiting the effect of section 1145 of the Bankruptcy Code or the foregoing paragraphs, Reorganized Group is authorized to enter into a Registration Rights Agreement, on substantially the terms set forth in the form attached to the Plan as Exhibit B, which form is hereby approved, with (a) the Plan Sponsor, (b) the ATSB, (c) GECC, and (d) Bank of America.

           33. Resolution Of Claims And Interests. Except as otherwise ordered by the Court, any Claim or Interest that is not an Allowed Claim or Allowed Interest shall be determined, resolved, or adjudicated in accordance with the terms of the Plan. The Debtors or Reorganized Debtors, as the case may be, may
(a) until 180 days after the Effective Date (unless extended by order of the Court) file objections in the Court to the allowance of any Claim or Interest (whether or not a proof of Claim or Interest has been filed) and/or (b) amend their schedules at any time before their Chapter 11 Cases are closed.

           34. Distribution Reserve. Subject to approval of the Court after notice to the 2002 List (including, without limitation, the Class Plaintiffs) and opportunity to be heard, the Reorganized Debtors will withhold, as part of the Distribution Reserve, an amount of New Equity equal to the number of shares and warrants the Reorganized Debtors determine in the exercise of their business judgment is necessary to satisfy the distributions required to be made to the holders of General Unsecured Claims in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim is ultimately determined. The Disbursing Agent, the Debtors or the Reorganized Debtors may request estimation for any Disputed Claim that is contingent or unliquidated, but such parties are not required to do so, and nothing herein shall impair Claimant's defenses or objections to such requested estimation. Such Distribution Reserve may not be relied upon to show that any Disputed Claim is either probable or estimable for any other purpose. No distribution shall be made to any holder of a General Unsecured Claims until the Distribution Reserve is established. Parties in interest may object to the amounts of New Equity proposed by the Debtors to be held in the Distribution Reserve on any grounds, including, without limitation, that the Distribution Reserve should be set at the full amount of Disputed Claims pursuant to 11 U.S.C. ss. 1123(a)(4) and ss. 1129(a). The Court shall resolve any disputes with respect to the proper amount of New Equity to be held in the Distribution Reserve.

           35. Payment Of Fees. All fees payable by the Debtors under 28 U.S.C. ss. 1930 shall be paid on or before the Effective Date, and the Reorganized Debtors shall thereafter pay any statutory fees that come due until the case is closed, converted or dismissed.

           36. Authorization To Consummate Plan. The Court authorizes the Debtors to consummate the Plan after entry of this Confirmation Order. The Debtors are authorized to execute, acknowledge, and deliver such deeds, assignments, conveyances, and other assurances, documents, instruments of transfer, uniform commercial code financial statements, trust agreements, mortgages, indentures, security agreements, and bills of sale and to take such other actions as may be reasonably necessary to perform the terms and provisions of the Plan, all transactions contemplated by the Plan, and all other agreements related thereto.

           37. Failure To Consummate Plan And Substantial Consummation. If consummation of the Plan does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void. In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall (a) constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, (c) constitute an admission of any sort by the Debtors or any other Person, or (d) be construed as a finding of fact or conclusion of law with respect thereto. Upon the occurrence of the Effective Date with respect to each Debtor, the Plan shall be deemed substantially consummated as to such Debtor.

           38. Retention Of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Court shall retain exclusive jurisdiction as provided in the Plan over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other items and matters, jurisdiction over those items and matters set forth in Article XIII of the Plan.

           39. Post-Confirmation Committee. Effective on the Effective Date, the Creditors' Committee and any other committee appointed in the Chapter 11 Cases shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims or reimbursement of expenses incurred as a member of the Creditors' Committee and any motions or other actions seeking enforcement or implementation of the provisions of the Plan or this Confirmation Order. The Court hereby approves the formation, on the Effective Date, of a Post-Confirmation Committee (the "Post- Confirmation Committee") with its duties, rights and obligations limited to those specifically enumerated in Section 14.4(b) of the Plan. Without limiting the foregoing, the Post-Confirmation Committee shall consist of not less than three nor more than five members to be appointed by the Creditors' Committee and may adopt bylaws governing its conduct.

           40. References To Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

           41. Separate Confirmation Orders. This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtors' separate Chapter 11 Case for all purposes. The Clerk of the Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Debtors.

           42. Filing And Recording. This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Interests existing prior to such date have been unconditionally released, discharged and terminated, and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any document or instruments. Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax or similar tax imposed by state or local law.

           43. Notice Of Confirmation Order and Occurrence Of Effective Date. On or before the fifth (5th) Business Day following the occurrence of the Effective Date, the Debtors shall serve notice of this Confirmation Order and occurrence of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on all Claimholders, the United States Trustee and other parties-in- interest, by causing a notice of this Confirmation Order and the occurrence of the Effective Date in substantially the form of the notice annexed hereto as Exhibit D, which form is hereby approved (the "Notice of Effective Date"), to be delivered to such parties by first class mail, postage prepaid; provided, however, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked "undeliverable as addressed," "moved - left no forwarding address," "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such Person of that Person's new address. The notice described herein is adequate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary. Notwithstanding the foregoing, pursuant to Bankruptcy Rule 2002(l), the Debtors may satisfy the requirements of Bankruptcy Rule 2002(f)(7) with respect to any Claimholder that does not reside in the United States by publishing the Notice of Effective Date in The Wall Street Journal (Global Edition) and The New York Times (National Edition) within fifteen (15) Business Days of the Effective Date.

           44. Priority Tax Claims. Except as otherwise provided herein or in the Plan, any Allowed Priority Claims not paid on the Effective Date shall bear interest at the rate specified in Section 2.2 of the Plan, which is hereby approved, until paid, beginning on the Effective Date and continuing until paid. All Allowed Priority Tax Claims will be paid within six (6) years as required by section 1129(a)(9)(C) of the Bankruptcy Code.

           45. Exhibits To The Plan Will Operate As Controlling Documents. In the event of an inconsistency between the Plan and the Exhibits to the Plan (as may be modified), the Exhibits to the Plan will control.

           46. 28 U.S.C. ss. 157(d). Nothing in this Confirmation Order or the Plan is intended to modify or violate 28 U.S.C. ss. 157(d).

           47. Exit Financing Matters.

                (a) All Exhibits to the Plan and documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto) and the execution, delivery and performance of such exhibits, documents, and agreements in substantially the form submitted at the Confirmation Hearing by the Debtors in accordance with their respective terms are approved, including, but not limited to, the ATSB Loan Agreement and the Investment Agreement and all documents, instruments, and agreements contemplated thereby or to be executed in connection therewith.

                (b) The Debtors or Reorganized Debtors are hereby authorized to grant to the ATSB or other appropriate party valid, binding, enforceable and perfected security interests in and Liens upon all Collateral specified in the ATSB Loan Agreement to secure all of the obligations under or in connection with the ATSB Loan Agreement. The ATSB Loan Agreement and each document, instrument, and agreement executed in connection therewith shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms. The security interests and liens granted pursuant to, or in connection with, the ATSB Loan Agreement (and all documents, instruments and agreements related thereto and annexes, exhibits and schedules appended thereto) shall constitute, as of the Effective Date, legal, valid and duly perfected first priority liens and security interests in and to the collateral specified therein, subject only, where applicable, to the pre-existing liens and security interests specified or permitted in the ATSB Loan Agreement or the documents, instruments or agreements contemplated thereby.

                (c) On the Effective Date, all of the liens and security interests to be created under, or in connection with, the ATSB Loan Agreement shall be deemed created and shall be valid and perfected without any requirement of filing or recording of financing statements, mortgages or other evidence of such liens and security interests and without any approvals or consents from governmental entities or any other persons and regardless of whether or not there are any errors, deficiencies or omissions in any property descriptions attached to any filing and no further act shall be required for perfection of the Liens and security interests.

                (d) The Debtors are authorized and empowered to execute and deliver all documents, agreements and instruments and take all actions reasonably necessary to effectuate the consummation and implementation of the Plan, including, without limitation, the execution, delivery and performance of the ATSB Loan Agreement and the Investment Agreement (substantially in the forms annexed as Exhibits to the Plan or filed with this Court), and each other document, instrument, and agreement to be executed in connection therewith and the transactions contemplated thereby. All such actions taken or caused to be taken shall be deemed to have been authorized and approved by this Court and shall be deemed effective pursuant to section 303 of the Delaware General Corporation Law and without further corporate act or action under applicable law and without any requirement of further action by the stockholders or directors of the Debtors. Each of such documents, instruments, and agreements will, upon execution, be valid, binding and enforceable against the Debtors and any other person who is a party thereto, and is entered into for good and valuable consideration, including the benefits of the Plan.

                (e) Based upon the record of these Chapter 11 Cases, the security interests to be granted by the Debtors and/or Reorganized Debtors pursuant to, or in connection with, the ATSB Loan Agreement (i) are legal, valid and enforceable, and (ii) do not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any federal or state law.

           48. Provisions Relating to the PBGC.

                (a) Notwithstanding anything in the Plan to the contrary, PBGC's Claims for any and all liabilities with respect to the termination of the Pilots Plan will constitute Claims, jointly and severally, against each of the bankruptcy estates of the Debtors in this jointly administered proceeding. The resolution of the treatment of the PBGC's Claims is set forth in the modifications to the Original Plan set forth in paragraph 59 below. The distribution and rights provided by, and afforded to the PBGC under, the Plan shall be in complete satisfaction, discharge, and release, except as provided by Section 11.5 of the Plan, as modified herein, of all of PBGC's claims and causes of action related to the termination of the Pilots Plan.

                (b) PBGC's Claims in connection with the remaining six Defined Benefit Plans shall be deemed withdrawn as of the Confirmation Date, provided that the Plan continuing the six Defined Benefit Plans is confirmed, and the Effective Date of the Plan occurs. Nothing in the Plan shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors' successors, including the Reorganized Debtors, or any party, in any capacity, from any responsibility or liability imposed under any law or regulatory provision with respect to the remaining six Defined Benefit Plans or PBGC. No person, including the PBGC and the Defined Benefit Plans, shall be enjoined or precluded from enforcing any such provision or from collecting any such liability as a result of any provision of the Plan or this Confirmation Order.

           49.  Provisions Relating to Instrumentalities of the United States.

                (a) With respect to Section 11.10 of the Plan, nothing in the Plan or this Confirmation Order shall enjoin or otherwise impair the United States' rights of setoff and/or recoupment unless otherwise agreed to in writing by the United States and the Debtors or the Reorganized Debtors, as the case may be.

                (b) Solely with respect to the United States, the discharge provision set forth in Section 11.2 of the Plan shall not be construed and shall not operate to expand the Debtors' discharge rights beyond those established by the Bankruptcy Code unless otherwise agreed to in writing by the United States and the Debtors or the Reorganized Debtors, as the case may be.
                (c) The discharge provision set forth in Section 11.2 of the Plan and the injunction provision set forth in Section 11.10 of the Plan are not intended, shall not be construed, and shall not operate to bar the United States from pursuing any police or regulatory action against the Debtors to the extent excepted from the automatic stay provisions of 11 U.S.C. ss. 362 of the Bankruptcy Code.

                (d) As more fully set forth in Section 11.5 of the Plan, as modified herein, the release provisions set forth in Section 11.5 only apply to those creditors who voted for the Plan and GECC. The United States did not vote for the Plan and, therefore, Section 11.5 is not applicable to the United States.
                (e) With respect to Section 9.2 of the Plan, interest shall be paid on oversecured claims as provided for by 11 U.S.C. ss. 506(b) of the Bankruptcy Code from the Petition Date and, following the Effective Date, on priority claims as set forth in the Plan.

                (f) With respect to Section 9.8(a) of the Plan, claims of each individual agency of the United States shall be paid in accordance with the Plan as soon as all of the claims of that individual agency against a particular Debtor are either allowed or disallowed.

                (g) Section 14.9 of the Plan shall not apply to the United
States.

                (h) With respect to Section 2.2 of the Plan, the unsecured priority claim of the Internal Revenue Service shall be paid, at the option of the Debtors, either in full within thirty (30) days of confirmation or in equal monthly payments within six (6) years of the Confirmation Date with interest from the Confirmation Date, pursuant to 26 U.S.C. ss.ss. 6621 and 6622.

                (i) If the Debtors or their successors in interest fail to make any payment called for under the Plan to the United States, then the United States may declare that the Debtors or their successors in interest are in default of the Plan by providing notice of the default to the Debtors as set forth in Section 14.6 of the Plan. If the default is not cured within twenty-one (21) days of such demand, then the United States may collect its liabilities through lawful process. With respect to the Internal Revenue Service, this shall include use of the administrative collection provisions of the Internal Revenue Code.

                (j) With respect to Section 1.147 of the Plan, as provided by 11 U.S.C. ss. 502(a), a secured claim filed by the United States shall be deemed allowed unless a party in interest objects. If no objections are filed by the Claims Objection Deadline, the secured claim is allowed and no final order is needed.

                (k) Valid post petition liabilities to the United States, if any, shall be paid in full when due in accordance with applicable law in the ordinary course of business.

                (l) With respect to Section 7.4 of the Plan, the Debtors or the Reorganized Debtors, as the case may be, will specifically extend to former employees of Potomac Air, Inc. ("Potomac") benefits under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") as required under
Section 601 of the Employee Retirement Income Security Act, 29 U.S.C. ss. 1001, et. seq. Within ten (10) days of the Confirmation Date, the Debtors or the Reorganized Debtors will notify the former Potomac employees of their COBRA rights through the sending of the three (3) form letters previously agreed upon by the United States Department of Labor and the Debtors. The Debtors or the Reorganized Debtors, as the case may be, agree to abide by the obligations set forth in the above referenced letters. To the extent that any former Potomac employee elects retroactive COBRA coverage, the employee will not be subject to any preexisting condition exclusion. Liability to participants and beneficiaries of Potomac's health benefits plan, if any, will be treated as if no bankruptcy petitions had been filed and will be paid in the ordinary course of business in accordance with the First Day Order entered in this case.

                (m) Nothing in the Plan shall require the subordination of any ERISA Claim not otherwise subject to subordination under Section 510 of the Bankruptcy Code.

                (n) Certain other provisions relating to instrumentalities of the United States are set forth in the modifications to the Original Plan in paragraph 59 below.

           50. Resolution of Class Plaintiffs Objection. Nothing contained herein or the Plan shall be deemed to modify the relief from the automatic stay provided to Keystone Business Machines, Inc., Norman Volk, Nitrogenous Industries Corp., and Nelson Chase, individually and as representatives of (i) the class plaintiffs in Keystone Business Machines, Inc., et al. v. U.S. Airways Group, Inc., et al., Case No. 99-72988, United States District Court, Eastern District of Michigan, (ii) the class plaintiff in Norman Volk, et al.
v. Delta Air Lines, Inc., et al., Case No. 99- 72987, United States District Court, Eastern District of Michigan, and (iii) the class plaintiffs in Nelson Chase, et al. v. Northwest Airlines Corp., et al., Case No. 96- 74711, United States District Court, Eastern District of Michigan (collectively the "Class Plaintiffs") under this Court's Order (Docket No. 1591).

           51. Without prejudice to the Debtors' rights to seek to have alternative dispute resolution procedures apply to the Class Plaintiffs upon subsequent motion, notice of motion and a hearing, nothing contained herein or the Plan shall be deemed to subject the Class Plaintiffs to any ADR procedures provided herein or in the Plan, or in the pending order and/or pending motion before the Court under the Debtors' Motion to Approve Establishing an Alternative Dispute Resolution Program and to Permit Debtors to Liquidate Certain Prepetition Claims Pursuant to Sections 105(a), 362, 363, 502 and 503 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 9019 (Docket No. 1693).

           52. Nothing contained herein or in the Plan shall be deemed to modify 28 U.S.C. Section 157(d), and to the extent the Bankruptcy Court lacks jurisdiction under Section 157(d) to adjudicate a matter, neither the Plan nor this Order shall be construed to alter such lack of jurisdiction.

           53. Resolution of Continental Objection. The Debtors, which are currently parties to such agreements, shall assume, as of the Effective Date, that certain Agreement of Lease dated as of June 2, 1989, as amended by that certain Supplemental Agreement No. 1 dated as of June 1, 1990 (collectively, the "La Guardia Facility Lease"), among the Port Authority of New York and New Jersey (the "Port Authority"), Continental Airlines, Inc. ("Continental") and Eastern Airlines, Inc. relating to the use and occupancy of the East-End Terminal at New York's LaGuardia Airport (the "East End Terminal"). In connection therewith, and without limiting the application of Section 8.1(f) of the Plan, the Debtors, which are currently parties to such agreements, shall assume or reinstate as applicable the following agreements, as of the Effective Date: that certain Asset Purchase Agreement, dated as of December 13, 1991, among US Airways, Inc. (f/k/a/ USAir, Inc.), Continental, and Britt Airways, Inc., that certain Assignment of Lease and Related Documents with Assumption and Consent Agreement, dated as of January 17, 1992, among the Port Authority, US Airways, Inc, (f/k/a USAir, Inc.) and Continental, the Financing Indemnity Agreement dated as of January 17, 1992, between US Airways, Inc. (f/k/a/ USAir, Inc.) and Continental, that certain Slot Security Agreement, dated as of January 17, 1992, by US Airways, Inc. (f/k/a/ USAir, Inc.), for the benefit of Continental, and that certain Wraparound Second Subordinated Leasehold Mortgage and Assignment of Leases and Rents, dated as of January 17, 1992, from US Airways, Inc. (f/k/a/ USAir, Inc.) to Continental, and all such agreements shall remain and continue in full force and effect; provided, that the Debtors shall not be required to Cure defaults of the kind specified in
Section 365(b)(2) of the Bankruptcy Code. Pursuant to that certain Order Resolving Motion Of Continental Airlines, Inc To Compel Timely Performance Of Obligations Under Unexpired Lease of Nonresidential Real Property entered by the Court on December 16, 2002, as subsequently modified by that certain Consent Order entered by the Court on January 16, 2003, within three (3) business days after the Effective Date, the Debtors shall pay Continental $6,355,444.05. Notwithstanding anything to the contrary contained herein or in the Plan, Continental is not precluded from asserting in the Bankruptcy Court its rights, if any, to other amounts to which it may be entitled under Section 365(b) of the Bankruptcy Code for interest, attorney's fees or indemnification or reimbursement for claims made against Continental by the Port Authority or the Bank of New York, as trustee, or the Debtors from objecting thereto. Any additional amounts to which Continental is entitled shall be paid as soon as possible following a final resolution of any dispute regarding the right to or extent of such amounts. Nothing contained in this paragraph shall preclude the Debtors from attempting to assume and assign the LaGuardia Facility Lease under paragraph 22 of this Order, subject to Continental's rights to object thereto.

           54. Resolution of Bank of New York - Tampa Facility Objection. The Bank of New York in its capacity as trustee (the "Tampa Indenture Trustee") under that certain Indenture of Trust, dated as of January 1, 1992, between the Hillsborough County Aviation Authority (the "Tampa Authority") and the Tampa Indenture Trustee (the "Tampa Indenture"), as successor to Barnett Banks Trust Company, N.A. (the "Former Trustee"), pursuant to the Agreement of Resignation, Appointment and Acceptance, dated as of February 22, 1994, among the Authority, the Former Trustee and the Tampa Indenture Trustee, on behalf of the holders of bonds issued by the Tampa Authority (collectively, the "Tampa Bondholders"), shall have an Allowed Secured Claim in Class USAI-1 in an amount equal to the value of the interest of the estate of USAI, in the collateral securing such Allowed Secured Claim (collectively, the "Tampa Collateral"), including, but not limited to, USAI's interest as tenant under the Ground Lease Agreement, dated as of January 1, 1992, between the Tampa Authority and USAI (the "Tampa Lease") for the real property and the improvements thereon used as a hangar facility and located at the Tampa International Airport (the "Demised Premises"). In full and final satisfaction of the Tampa Indenture Trustee's Class USAI-1 Allowed Secured Claim, on the Effective Date of the Plan, USAI, as debtor and as debtor-in-possession, shall be deemed to have abandoned, turned over and surrendered all of its right, title and interest in the Tampa Collateral, including, but not limited to, the Tampa Lease and the Demised Premises, to the Tampa Indenture Trustee and/or the Tampa Authority, as applicable, and, on the Effective Date or as soon thereafter as practicable, but no later than 7 days after the Effective Date, to facilitate transfer of USAI's right, title and interest in the Tampa Collateral by the Tampa Indenture Trustee and/or the Tampa Authority, as applicable, USAI shall execute and deliver to counsel for the Tampa Indenture Trustee an assignment and assumption agreement in blank pursuant to which USAI assigns all of its right, title and interest in the Tampa Collateral to an unnamed third party, to be held in escrow for the benefit of the Tampa Indenture Trustee and the Tampa Authority in accordance with their respective interests in the Tampa Collateral. Nothing contained herein shall alter the respective rights of the Tampa Indenture Trustee and the Tampa Authority in the Tampa Collateral pursuant to the Tampa Lease, the Tampa Indenture, and/or the Loan Agreement, the Security Agreement and/or the Guaranty Agreement, all as defined in the Tampa Indenture. The Tampa Indenture Trustee shall retain its lien in the Tampa Collateral, including, but not limited to the Tampa Lease and the Demised Premises, until the indebtedness evidenced by the Guaranty Agreement, dated as of January 1, 1992, between USAI and the Tampa Indenture Trustee is paid in full; provided, that USAI shall not be deemed to have assumed the Tampa Lease by such assignment. On or before the date which is 45 days after the Effective Date, the Tampa Indenture Trustee shall have the right to amend its Claim No. 2841 to assert that a portion of such Claim No. 2841 is unsecured and such unsecured portion should be treated as a Claim in Class USAI-7. USAI shall reserve its right to object to Claim No. 2841 (as may be amended); provided, that USAI waives its rights to allege that the Tampa Indenture Trustee is not a holder of an Allowed Secured Claim to the extent of the value of the Tampa Collateral.

           55. Resolution of Bank of New York - LaGuardia Objection. The Bank of New York in its capacity as trustee (the "LaGuardia Indenture Trustee") under than certain Trust Indenture, dated as of June 1, 1990 (the "LaGuardia Indenture"), between the Port Authority, on behalf of the holders of bonds issued by the Port Authority (collectively, the "Bondholders"), shall have an Allowed Secured Claim (as defined in the Plan) in Class USAI-1 under the Plan on account of Claim No. 2839 filed by the LaGuardia Indenture Trustee; provided, that USAI reserves its rights to object to Claim No. 2839; provided, further that USAI shall not be entitled to object to the secured nature of Claim No. 2839 and any objection by USAI to Claim No. 2839 shall not affect the reaffirmation, reinstatement and assumption described in this paragraph. On the Effective Date of the Plan, USAI shall be deemed to have reaffirmed, reinstated and assumed all of its obligations under the following documents:
(a) the Trust Administration Agreement, dated as of June 1, 1990, between USAI and the LaGuardia Indenture Trustee (the "Trust Administration Agreement");
(b) Agreement of Lease, dated as of June 2, 1989, between the Port Authority as lessor and USAI as lessee for the real property and the improvements thereon used for a passenger terminal at LaGuardia Airport (the "Demised Premises"); (c) Supplement No. 1 to Lease, dated as of June 1, 1990, between the Port Authority and USAI; (d) the Leasehold Mortgage, dated as of June 1, 1990, between USAI as mortgagor and the LaGuardia Indenture Trustee as mortgagee (the "Mortgage"); (e) the Personal Property Security Agreement, dated as of June , 1990 (the "Security Agreement"), between USAI and the Port Authority; (f) the Assignment of rents, dated as of June 1, 1990, from USAI in favor of the LaGuardia Indenture Trustee; and (g) all other documents referred to in Section 8.1(f) of the Plan with respect to the assumption of the LaGuardia Facility Lease, and the respective rights of the LaGuardia Indenture Trustee and USAI under the foregoing documents shall remain in full force and effect; provided, that USAI shall not be required to Cure defaults of the kind specified in Section 365(b)(2) of the Bankruptcy Code. On the Effective Date, USAI shall cure all existing defaults under the documents described in the preceding sentence, including without limitation, its failure to pay the costs and expenses of the LaGuardia Indenture Trustee, including reasonable attorneys' fees, incurred by it in connection with the bankruptcy filing of USAI, except for those defaults specified in Section 365(b)(2) of the Bankruptcy Code. The automatic stay of Section 362 of the Bankruptcy Code is modified upon entry of this Order to permit the LaGuardia Indenture Trustee to debit the Debt Service Fund (as defined in the Special Project Bond Series Resolution of the Port Authority dated December 14, 1989) in the amount of its costs and expenses, including reasonable attorneys' fees with USAI preserving all of its rights under the documents described in this paragraph to object to such action. The LaGuardia Indenture Trustee shall retain its lien on the collateral secured its Allowed Secured Claim, including, but not limited to, the liens of the Mortgage and the Security Agreement (the "Collateral"), until Claim No. 2839 is paid in full. The LaGuardia Indenture Trustee acknowledges that USAI has notified the LaGuardia Indenture Trustee that it may seek to assume and assign the LaGuardia Lease pursuant to Paragraph 22 of this Order. Without conceding that USAI has the right to assume and assign the LaGuardia Lease, the LaGuardia Indenture Trustee reserves all of its rights to object to such assumption and assignment.

           56. Resolution of Missouri Department of Revenue Objection. The Debtors shall pay any pre-petition or post-petition Administrative Claims or Priority Tax Claims for corporate, sales, use or withholding taxes presently due and owing to the Missouri Department of Revenue ("MDOR Taxes") on the Effective Date. The Debtors shall pay any MDOR Taxes that are not yet due and owing in the ordinary course of business as and when they become due.

           57. Resolution of Taxing Authorities Objection. The Claims of Harris County/City of Houston, Houston Independent School District and Tarrant County (the "Texas Taxing Authorities") shall be treated as Priority Tax Claims under the Plan; provided, that to the extent that the Claims of the Texas Taxing Authorities are oversecured interest shall be paid as provided for under 11 U.S.C. ss. 506(b) of the Bankruptcy Code.

           58. If the Debtors or their successors in interest fail to make any payment called for under the Plan to the Texas Taxing Authorities, then the Texas Taxing Authorities may declare that the Debtors or their successors in interest are in default of the Plan by providing notice of the default to the Debtors as set forth in Section 14.6 of the Plan. If the default is not cured within twenty-one (21) days of such demand, then the Texas Taxing Authorities may collect their liabilities through lawful process.

           59. Resolution of Dallas/Fort Worth International Airport Board Objection. An objection (Docket No. 2810) to the Plan was filed by Dallas/Fort Worth International Airport Board ("D/FW Airport") relating to the assumption of the Restated Use Agreement and related documents with D/FW and certain related matters including, but not limited to, D/FW's assertion with respect to certain Passenger Facility Charges that D/FW asserts have accrued but remain unremitted by the Debtors to D/FW. The Debtors and D/FW have resolved the D/FW objection per the terms of a letter agreement dated as of March 18, 2003, which letter agreement is incorporated by reference and made a part of this Confirmation Order.

           60. Resolution of U.S. Bank National Association and MBIA Insurance Corporation Objection. Upon assumption of that certain lease dated as of December 19, 1996, by and between the Massachusetts Port Authority and U.S. Airways, Inc. f/k/a USAir, Inc., as amended by the First Amendment to Lease dated as of October 1, 1999 (the "Massport Lease"), on the Effective Date, the Debtors shall reaffirm that certain Amended and Restated Guaranty dated as of October 1, 1999 in favor of U.S. Bank National Association for the benefit of MBIA Insurance Corporation and certain other parties.

           61. Resolution of DiFelice Objection. Notwithstanding anything to the contrary contained in the Plan, nothing in the Plan shall be construed to enjoin or prohibit Vincent DiFelice or the class he purports to represent from seeking to enforce Claim No. 3126 solely against any insurance proceeds that may be applicable to this claim (and not against the Debtors, the Reorganized Debtors, the Debtors' bankruptcy estates or the Debtors' present and former officers, directors, employees, agents, financial advisors and attorneys except for the sole and limited purpose of pursuing any applicable insurance proceeds), including any insurance that may be applicable to any obligation of the Debtors to indemnify persons acting as fiduciaries with respect to any employee pension plan; provided, however, that this Order shall not be construed to constitute a finding regarding the merits of any such claim or claims that have been or may be asserted by Vincent DiFelice or the class he purports to represent.

           62. Resolution of First Part of ALPA Objection and IAM Objection. The Debtors and ALPA have modified ALPA's objection to releases in the Plan and IAM's objection has been resolved based upon the Plan modification set forth herein.

           63. Modifications To The Original Plan. At the request of the Debtors, the Original Plan is hereby modified pursuant to section 1127(a) of the Bankruptcy Code as follows:4

                (a) The following change shall be made to the list of Plan Exhibits set forth in the Table of Contents to the Plan: "Exhibit E-4 - Schedule of Assumed Other Executory Contracts."

                (b) 1.140 "Released Parties" means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case, as of the date of the commencement of the Disclosure Statement Hearing, (ii) the Creditors' Committee and all members of the Creditors' Committee in such capacity, (iii) the DIP Agent in its capacity as such, (iv) the DIP Lenders in their capacities as such, (v) the Plan Sponsor, (vi) the ATSB, (vii) the Debtors, and (viii) with respect to each of the above-named Persons, such Person's affiliates, principals, employees, agents, officers, directors, professionals, financial advisors, attorneys and other professionals, in their capacities as such.

                (c) Sections 5.1(d), 5.2(e), 5.3(d), 5.4(d), 5.5 (d), 5.6(c),
5.7(c) and 5.8(c) (exclusive of the headings of such sections) of the Plan shall be modified as follows:

      On the first Periodic Distribution Date or, if later, as soon as practicable after either (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims

-------------------

4 Additions are indicated with a double underlining; deletions are indicated with a strike-through.

      become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against USAI, another Debtor or Affiliate of any of the Debtors including its Claims in Classes Group-4, Allegheny-4, PSA-4, Piedmont-4, Mid-Atlantic-3, US Airways Leasing-3 and Material Services-3) either (A) the PBGC's Pro Rata share of (1) the 4,968,720 shares of Class A Common Stock, (2) the 3,048,030 shares of Class A Preferred Stock and (3) the 3,048,030 Class A-1 Warrants on account of the PBGC Claims classified in Class USAI-5, plus on account of the PBGC Claims classified in Class Group-4, Class Allegheny-4, Class PSA-4, Class Piedmont-4, Class MidAtlantic-3, Class US Airways Leasing-3, and Class Material Services-3, the PBGC's pro rata share of any distributable value that would otherwise be available to the General Unsecured Creditors of each of those Estates; provided, however, that the PBGC's total distribution will not exceed the amount of the Allowed PBGC Claim; or (B) such other treatment as the Debtors or Reorganized Debtors and the PBGC shall have agreed upon in writing.

                (d) 7.12 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions and all other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Notwithstanding the foregoing, Causes of Action against Persons arising under section 547 of the Bankruptcy Code or similar state laws will not be retained by the Reorganized Debtors unless specifically listed on Exhibit F hereto. An exclusive list of the Retained Actions will be filed as Exhibit F hereto on or before the Exhibit Filing Date. Notwithstanding the foregoing, or anything else to the contrary set forth herein, Avoidance Claims relating to individual supplemental retirement agreements between the Debtors and insiders defined in section 101(31) of the Bankruptcy Code will be Retained Actions.

                (e) 7.13 Cancellation of Existing Equity Securities and Agreements. On the Effective Date, except as otherwise specifically provided for in the Plan or the Confirmation Order, including, without limitation, with respect to the Aircraft Equipment described in Section 11.1 of the Plan, on the earlier of the date of entry into a new or amended lease or return of the Aircraft Equipment, (a) the Existing Equity Securities and any other note, bond, indenture, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, will be cancelled solely as to the Debtors, and the Debtors shall not have any continuing obligations thereunder, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Equity Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such agreements or notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, will be released and discharged, provided that, notwithstanding the release and discharge of Claims against Debtors, to the extent required by applicable nonbankruptcy law in order to permit foreclosure (1) each such Claim shall not be discharged, and may be asserted, solely against any applicable insurance or Aircraft Equipment or other collateral (other than property of the Reorganized Debtors) securing such Claim or against a non-Debtor party liable thereon and may be credit bid in any foreclosure action with respect to such Aircraft Equipment to the extent permissible under applicable nonbankruptcy law and (2) the applicable Debtor may be named as a nominal party, without recourse, solely to the extent required by applicable nonbankruptcy law in a foreclosure or other enforcement action with respect to the Aircraft Equipment securing such Claim; provided, however, that any such foreclosure or exercise of related remedies permitted by this Plan must be subject in all respects to the New or amended Leases, which shall survive and be fully enforceable notwithstanding such foreclosure or other exercise of related remedies permitted by this Plan; provided, further, that any such foreclosure or other remedies shall not be exercised in a fashion that would result in the lease being terminated or extinguished or in the applicable Reorganized Debtor being deprived of any of the intended benefits of the lease; provided, further, that any such agreement that governs the rights of the Claimholder will continue in effect solely for purposes of
(i) allowing an indenture trustee, an agent or a servicer (each hereinafter referred to as a "Servicer") to make the distributions to be made on account of such Claims under the Plan as provided in Article IX of the Plan, (ii) permitting such Servicer to maintain any rights or liens it may have against property other than the Reorganized Debtors' property for fees, costs, and expenses under such Indenture or other agreement, and (iii) governing the rights and obligations of non-Debtor parties to such agreements, vis- a-vis each other; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in
Section 9.5 hereof; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court with respect to agreements regarding Aircraft Equipment in Section 11.1 of the Plan.

                (f) 7.18 Postpetition Aircraft Obligations. The Postpetition Aircraft Obligations will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date or such other date as provided in Section 11.1 of the Plan. The foregoing sentence will be specifically limited with respect to each Postpetition Aircraft Obligation by the express terms of the agreement pursuant to which such Postpetition Aircraft Obligation arises and nothing contained in this Plan, the Disclosure Statement or the Confirmation Order will be deemed to limit or otherwise affect the terms thereof.

                (g) 8.1 (Other Executory Contracts and Unexpired Leases. Each Other Executory Contract and Unexpired Lease as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Executory Contract or Unexpired Lease
(i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed other Executory Contracts and Unexpired Leases annexed hereto as Exhibit E-4 or (iv) is otherwise assumed pursuant to the terms of this Plan, provided, however, that those aircraft leases in which GECC has an interest that are generally described in the GE Global Restructuring Agreement that are not rejected in accordance with or as contemplated by the GE Global Restructuring Agreement shall be deemed automatically assumed on the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections described herein pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Other Executory Contract or Unexpired Lease assumed pursuant to this Section 8.l(d) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Executory Contract or Unexpired Lease. The effective date of rejection for executory contracts or unexpired leases set forth above may be later than the Effective Date of the Plan, provided, that the Debtors shall provide notice of the effective date of rejection to the applicable counterparty. Notwithstanding anything to the contrary contained in this Section 8.1(d), the IP Agreements, the IP Contracts (each as defined in the General Notes to Plan Exhibit E-4) and the insurance policies (as described in the General Notes to Plan Exhibit E-4) to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such an agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, or (iii) is otherwise rejected pursuant to the terms of the Plan; provided, however, that neither the exclusion nor inclusion of a contract or lease by the Debtors on Plan Exhibit E-4, nor anything contained herein, shall constitute an admission by the Debtors that any such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder.

                (h) 8.2 Rejected Contracts and Leases. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served, pursuant to order of the Bankruptcy Court, on or before the Effective Date, all Interline Agreements set forth on Exhibit E-1 hereto, all Industry Practice Agreements set forth on Exhibit E-2 hereto, and those aircraft leases and other executory contracts that are rejected as contemplated by the GE Global Restructuring Agreement and all Intercompany Executory Contracts and Intercompany Unexpired Leases set forth on Exhibit E-5 hereto shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that any aircraft leases that are referred to in the GE Global Restructuring Agreement as leases that may be rejected shall only be rejected subject to the terms of such Agreement; provided, further, however, that neither the exclusion nor inclusion of a contract or lease by the Debtors on any Exhibit hereto, nor anything contained herein, shall constitute an admission by the Debtors that any such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections contemplated herein, pursuant to sections 365 and 1123 of the Bankruptcy Code. The Debtors reserve the right to (a) file a motion on or before the Confirmation Date (i) to reject any Interline Agreement not listed on Exhibit E-1 hereto, (ii) to reject any Industry Practice Agreement not listed on Exhibit E-2 hereto, (iii) to reject any Employee-Related Agreement listed on Exhibit E-3 hereto, (iv) to reject any Other Executory Contract or Unexpired Lease listed on Exhibit E-4 hereto, (v) to reject any Intercompany Executory Contract or Intercompany Unexpired Lease not listed on Exhibit E-5 hereto or (vi) to reject any Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease that previously has not been rejected by order of the Bankruptcy Court, and (b) modify or supplement Exhibit E-1, Exhibit E-2, Exhibit E-3, Exhibit E-4 or Exhibit E-5 hereto at any time prior to the Effective Date, including, without limitation, the right to (i) add any Interline Agreement to, or delete any Interline Agreement from, Exhibit E-1 hereto, (ii) to add any Industry Practice Agreement to, or delete any Industry Practice Agreement from, Exhibit E-2 hereto, (iii) to add any Employee-Related Agreement to, or delete any Employee-Related Agreement from, Exhibit E-3 hereto, (iv) to add any Other Executory Contract or Unexpired Lease to, or delete any Other Executory Contract or Unexpired Lease from, Exhibit E-4 hereto, or (v) to add any Intercompany Executory Contract or Intercompany Unexpired Lease to, or delete any Intercompany Executory Contract or Intercompany Unexpired Lease from, Exhibit E- 5 hereto. The effective date of rejection for executory contracts or unexpired leases set forth above may be later than the Effective Date of the Plan, provided, that the Debtors shall provide notice of the effective date of rejection to the applicable counterparty.

                (i) 9.6(c) Claims Administration Responsibility. Except as otherwise provided in the Order Establishing Alternative Dispute Resolution Program to Permit Debtors to Liquidate Prepetition Claims, if entered by the Bankruptcy Court, any Claim as to which a proof of claim was timely filed in the Chapter 11 Cases may be determined and liquidated in accordance with the ADR Procedures. Any Claim determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan (provided that, to the extent a Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this Section 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                (j) 10.4 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Sections 10.2 and 10.3 of this Plan and subject to the final sentence of this Section 10.4) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit H, with the Claims Agent and served on counsel for the Debtors, the Plan Sponsor, the ATSB and the Post-Confirmation Committee no later than forty-five (45) days after the Effective Date; provided, however, that requests for payment of an Administrative Claim with respect to postpetition personal injury or wrongful death Claims shall be filed no later than one hundred eighty days after the Effective Date and shall be served on the same Persons listed above. Any request for payment of an Administrative Claim pursuant to this Section 10.4 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is (i) for goods or services (including wages, salaries, commissions, and trade payables) paid or payable by the Debtors in the ordinary course of business, (ii) previously has been Allowed by Final Order of the Bankruptcy Court or (iii) is required to be made in accordance with the terms and provisions of the GE Global Restructuring Agreement.

                (k) 11.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, including, without limitation, Section 9.6 of this Plan, on the Effective Date all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as expressly provided herein); provided, however, that notwithstanding this Section 11.1, Aircraft Equipment to the extent it is subject to a continuing agreement executed pursuant to section 1110 of the Bankruptcy Code that expires after the Effective Date shall not revest in the applicable Debtor until the earlier of
(a) the expiration of the applicable section 1110 extension executed under to an agreement executed pursuant to section 1110 of the Bankruptcy Code or (b) entry into a new or amended lease concerning such Aircraft Equipment. As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

                (l) The text of subparagraph (a) of Section 11.4 Release of Certain Parties shall be deleted in its entirety and replaced with the following text:

      Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession, for and on behalf of its Estate, shall release and discharge and be deemed to have released and discharged all Released Parties for and from any and all (i) Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases and (ii) Avoidance Claims (except Avoidance Claims relating to individual supplemental retirement agreements between the Debtors and insiders as defined under section 101(31) of the Bankruptcy Code). Notwithstanding the foregoing, nothing in this Plan releases or shall be deemed to release any of the Debtors or the Plan Sponsor or its Affiliates from their obligations under the Investment Agreement, the ATSB Loan Agreement or the transactions contemplated thereby.

                (m) 11.5 Release by Holders of Claims and Interests. On the Effective Date (a) each Person that votes to accept the Plan, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Equity and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, and (b) GECC under the GECC 2001 Financing Agreement to the extent that GECC votes to accept the Plan (each, a "Release Obligor"), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that this Section 11.5 shall not release any Released Party from any Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, or (iii) any criminal laws of the United States or any domestic state, city or municipality provided, further, however, that this Section 11.5 shall not release any Claims arising under ss.ss. 1104-1109 and 1342(d) of the Employee Retirement Income Security Act of 1974, as amended.

                (n) The text of Section 11.8 of the Plan is modified by inserting the phrase "recklessness or gross negligence" after the words "willful misconduct,".

                (o) The text at the end of Article XIII of the Plan shall be modified as follows:

      Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests and Retained Actions. Notwithstanding the foregoing, the Debtors and any party may agree in writing that the jurisdiction of the Bankruptcy Court, as delineated in Article XIII, shall not be exclusive, but concurrent with other courts of competent jurisdiction.

                (p) 14.7 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date; provided, however, that any injunctions or stays related to any interest in property that has not revested with the Debtors as of the Effective Date shall remain in full force and effect beyond the Effective Date until such time as such property revests in the Debtors in accordance with Section 11.1 of the Plan.

Dated:  Alexandria, Virginia
        March 18, 2003


                      /s/ Stephen S. Mitchell
                      ------------------------------------------
                      Honorable Stephen S. Mitchell
                      United States Bankruptcy Judge


WE ASK FOR THIS:

John Wm. Butler, Jr.
John K. Lyons
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM (ILLINOIS)
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
(312) 407-0700

      - and -

By:  /s/ Lawrence E. Rifken
----------------------------------------------
Lawrence E. Rifken (VSB No. 29037)
Douglas M. Foley (VSB No. 34364)
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000